Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 13th day of September, 2021.

DRAGONEER GROWTH OPPORTUNITIES CORP. II

By:	/s/ Marc Stad
Name: Marc Stad
Title: Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes an appoints each of Marc Stad and Pat Robertson, his or her true and lawful attorney-in-fact, with power and substitute and resubstituting for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Marc Stad Marc Stad	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 13, 2021

/s/ Pat Robertson Pat Robertson	President, Chief Operating Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 13, 2021

/s/ Sarah J. Friar Sarah J. Friar	Director	September 13, 2021

/s/ David D. Ossip David D. Ossip	Director	September 13, 2021

/s/ Gokul Rajaram Gokul Rajaram	Director	September 13, 2021

/s/ Jay Simons Jay Simons	Director	September 13, 2021